UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):  February 28, 2005
                                                      -------------------

                                  Othnet, Inc.

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             (Exact Name of Registrant as Specified in Its Charter)

Delaware                        005-79752                        84-1557072
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(State or Other               (Commission                      (IRS Employer
Jurisdiction of                   File                       Identification No.)
Incorporation) Number)

       6100 Center Drive, Suite 900, Los Angeles CA                     90045
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         (Address of Principal Executive Offices)                     (Zip Code)

                                 (310) 426-8000
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              (Registrant's Telephone Number, Including Area Code)

             1187 Coast Village Road, Santa Barbara CA 93108

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           (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 28, 2005, Othnet, Inc. ("Registrant" or "Othnet") amended its Agreement and Plan of Merger dated as of June 29, 2004 (the "Merger Agreement") among Othnet, Othnet Merger Sub, a wholly owned subsidiary of Othnet and Association of Volleyball Professionals, Inc. ("AVP") providing for, among other things, the following:

            - Changing the terms of the Registrant's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and change the rate at which AVP shares were to be converted into registrant's Series A Preferred Stock, to conform to the descriptions in Item 2.01;

            - Effective as of the merger, causing the election of AVP's designees to Registrant's board of directors and as Registrant's officers, as described below; and

            - Effective as of the merger, changing the exercise price of Registrant's common stock purchase warrants to be issued to Registrant's officers and directors.

      In connection with the merger, Registrant also entered agreements referred to in Items 3.02, 5.01 and 5.02.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On February 28, 2005, Registrant and AVP consummated the merger contemplated by the Merger Agreement referred to in Item 1.01. As a result of the merger, AVP became Othnet's wholly owned subsidiary, and Othnet issued to AVP stockholders a total of 631,253 shares of Othnet Series A Preferred Stock, which will be converted automatically into the Registrant's common stock upon authorization of a sufficient amount of common stock, at a rate of 243 shares of common stock for each share of Series A Preferred Stock. In connection with the merger, the Registrant will change its name to AVP Inc., and AVP changed its name to AVP Pro Beach Volleyball Tour, Inc.

      AVP is the sole internationally recognized professional beach volleyball tour in the United States.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      Concurrently with the merger closing, Registrant closed a private offering of 36,841 units consisting of four shares of Registrant's Series B Preferred Stock, each share convertible into 243 shares of common stock, and a five-year common stock purchase warrant to purchase up to 243 shares of common stock at an exercise price of $0.19548 per share. Gross offering proceeds totaled $5,000,060.52, and commissions totaled $500,000. Pursuant to a Placement Agency Agreement between Maxim Group LLC ("Maxim"), as placement agent, Registrant and AVP, at the closing of the private placement, Registrant issued to Maxim a five-year common stock purchase warrant to purchase up to 3,580,945 shares of common stock at an exercise price of $0.13963 per share. Registrant claims an exemption from registration with respect to the foregoing securities issuances under Section 4(2) of the Securities Act and Rule 506 thereunder.

      Registrant does not have sufficient common stock authorized for conversion of all the Series B Preferred Stock and exercise of warrants sold in the offering. Registrant intends to seek stockholder approval for an amendment of its certificate of incorporation authorizing the necessary number of shares of common stock. Pending such approval, which will require registrant to issue a proxy or information statement that must be filed with and subject to review by the SEC, a holder of Series B Preferred Stock wishing to convert or warrant holder wishing to exercise the warrant may not be able to do so.

      Registrant agreed to file a registration statement with the SEC covering resale of the common stock underlying the shares of Series B Preferred Stock, the warrants, and the placement agent warrant within 45 days following the closing of the offering and to cause such registration statement to become effective within 120 days from the closing date. If the registration statement has not been filed and/or declared effective in the required time period following the closing, registrant will pay the holders of the Series B Preferred Stock 1% monthly payments in cash until the registration statement becomes effective. In the event that the registration statement has not been filed and/or declared effective on or before 180 days following the date of closing, the monthly payments referred to herein shall increase from 1% to 2% per month, or any portion thereof. Registrant must bear registration expenses (exclusive of transfer taxes, underwriters' discounts and commissions) of all such registrations and pay $15,000 to the placement agent's counsel for review of the registration statement.

      Pursuant to the Placement Agency Agreement, for a period of 18 months from the date of the final closing of the offering, subject to conditions, the placement agent has a right of first refusal to lead manage any private or public sale of the registrant's securities. Additionally, Registrant agreed that if it is a party to any merger, acquisition, or any other business combination within 18 months from the closing of the offering and decides to engage a financial advisor in connection with the transaction, the placement agent will have the exclusive right to act as the registrant's financial advisor and receive customary fees in that capacity.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      On February 25, 2005, Registrant filed a certificate of designation authorizing the Series A Preferred Stock and Series B Preferred Stock. The Series A Preferred Stock has the same terms as the Series B Preferred Stock has, except that the Series A Preferred Stock in all circumstances carries a number of votes equal to the number of shares into which it is convertible; the Series A Preferred Stock is junior to the Series B Preferred Stock on liquidation; and, upon amendment of the registrant's certificate of incorporation to authorize sufficient common stock for such issuance, the Series A Preferred Stock will convert automatically to common stock at the same conversion rate as is applicable to the Series B Preferred Stock.

Series B Preferred Stock

      A holder of the Series B Preferred Stock will have no preemptive rights with respect to any Registrant securities. The Series B Preferred Stock will not be subject to any sinking fund or other obligation of Registrant to redeem or retire the Series B Preferred Stock. Unless converted or redeemed, the Series B Preferred Stock will have a perpetual term.

      Seniority. The Series B Preferred Stock will be senior to the common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of registrant. While any Series B Preferred Stock is outstanding, Registrant cannot authorize, create, or increase the authorized amount of any class or series of stock that ranks prior or senior to, or in parity with, the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, without the consent of the holders of a majority vote of the Series B Preferred Stock.

      Dividends. Holders of Series B Preferred Stock will receive dividends when, as, and if declared on the common stock, on an as-converted basis.

      Liquidation Preference. The holders of Series B Preferred Stock will be entitled to receive, in the event of registrant's liquidation, dissolution, whether voluntary or involuntary, payment of $33.93 for each share of Series B Preferred Stock held, in preference to holders of any junior class of stock.

      Conversion. Holders of Series B Preferred Stock have the right, exercisable at any time, to convert each share into 243 shares of common stock. The conversion ratio may be increased, on a weighted average basis, upon issuances of the common stock or securities convertible into common stock at a purchase price or conversion price less than the Series B Preferred Stock conversion price then in effect. If AVP shareholders receive any additional shares of Series A Preferred Stock or common stock pursuant to the Merger Agreement referred to in Item 1.01, the holders of Series B Preferred Stock will receive additional Series B Preferred Stock, to maintain their proportionate ownership interests in the Company.

      Voting Rights. Holders of Series B Preferred Stock vote with holders of common stock in all matters in which they are entitled to vote. Until Registrant's authorized common stock is increased to 300,000,000, each share of Series B Preferred Stock has 10 times the number of votes the share would carry if converted into common stock. Thereafter, each share of Series B Preferred Stock will carry a number of votes equal to the number of shares of common stock into which such share is convertible. The approval of the holders of a majority of the outstanding Series B Preferred Stock is required to amend Registrant's Certificate of Incorporation, which may materially adversely affect the rights of holders of Series B Preferred Stock or to authorize, create, or increase the authorized amount of any class of stock giving rights senior to, or in parity with, the holders of Series B Preferred Stock with respect to payment of dividends or amounts upon liquidation, dissolution, or winding up. Until the authorized common stock is increased as stated above, holders of Series B Preferred Stock will possess votes constituting a majority of votes entitled to be cast by Registrant's stockholders. Each purchaser of Series B Preferred Stock agreed and gave an irrevocable proxy to vote in favor of increasing the common stock authorization.

      Redemption. The Series B Preferred Stock may be redeemed at Registrant's election, after the fifth anniversary of issuance on 30 days notice, at a redemption price of $33.93 per share.

      Registrant's Right to Compel Conversion. After one year from issuance of the Series B Preferred Stock, Registrant may convert the Series B Preferred Stock on 30 days notice, if a resale registration statement covering the underlying common stock is effective; the common stock is quoted on the Over-the-Counter Bulletin Board or a similar electronic quotation system or stock exchange; the closing price per share, or the average of the closing bid and ask prices per share, if applicable, have been at least twice the quotient obtained by dividing the Series B Preferred Stock redemption price by its conversion rate; and the daily trading volume of the common stock for 30 consecutive trading days averages at least 2,000,000 shares.

ITEM 5.01 CHANGES IN CONTROL OF MANAGEMENT.

      After giving effect to the merger and consummation of the private offering referred to in Item 3.02, AVP's former stockholders beneficially own 61.19% of all Othnet voting securities beneficially owned by all Othnet stockholders. To Registrant's knowledge, Series B Preferred Stock investors used their own funds to acquire their shares.

      Before the merger, Jeffrey Wattenberg was Registrant's sole officer and director. Upon consummation of the merger, pursuant to the Merger Agreement, he resigned his offices; increased the number of directors to seven; elected the executive officers identified in Item 5.02; and elected as additional directors, effective following filing and distribution of a statement pursuant to Exchange Act Rule 14f-1, Leonard Armato, Bruce Binkow, Randy Freer, Philip Guarascio, Scott Painter and Andy Reif. The additional directors, other than Randy Freer, have agreed, for two years after the merger closing, to use their best efforts to nominate Mr. Wattenberg as a director candidate, and Mr. Armato has agreed to vote his shares for Mr. Wattenberg's election. AVP agreed, in the Merger Agreement, to permit Corwin Corpuz to be an observer at board meetings for as long as Mr. Wattenberg is elected a director. Mr. Freer is a designee of National Sports Partners, an affiliate of Fox Sports Net ("Fox"), pursuant to an agreement between AVP and Fox that allows Fox to designate a director, as long as Fox is stockholder of Registrant and either a programming distributor or holder of at least 4% of Registrant's outstanding voting securities.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Pursuant to the Merger Agreement, Mr. Wattenberg resigned his offices and elected executive officers and additional directors, as set forth in Item 5.01. Following is the business experience of the executive officers during the last five years.

      Mr. Armato has been Chairman, Chief Executive Officer, Tour Commissioner and a director of AVP since 2003. Previously, Mr. Armato was Chief Executive of Management Plus Enterprises, Inc., a sports representation and marketing firm owned by Mr. Armato. Mr. Armato founded Management Plus Enterprises in 1988.

      Mr. Reif has been Chief Operating Officer of AVP since 2001. Mr. Reif was Co-President of Baldwin/Cohen Productions, a motion picture and television programming production company overseeing the development and production of motion pictures and television productions from 1999 to 2000. Mr. Reif was also a Vice President at International Creative Management, a talent agency, from 1995 to 1999.

      Mr. Binkow has been Chief Marketing Officer and a director of AVP since 2001. From 1996, Mr. Binkow worked as executive vice president at Management Plus Enterprises, Inc., a sports representation and marketing firm owned by Mr. Armato. Previously, Mr. Binkow was an Executive Vice President of Marketing at Playboy Enterprises, Inc. from 1987 to 1991.

      Mr. Freer has been the Chief Operating Officer of Fox Sports Net since September 2001. From March 2000 until September 2001, he served as Executive Vice President of Fox Sports Net. He joined FOX Sports Net in 1997 after serving three years as Senior Vice President of Business Affairs at Active Entertainment, an animation syndication firm. Prior to that, he spent nine years at Turner Broadcasting, beginning as an account executive for CNN. During his last two years at Turner, Mr. Freer served as Executive Vice President, Entertainment Sales, overseeing all advertising sales for TBS, TNT and the Cartoon Network.

      Mr. Guarascio has been a member of the Board of Directors of AVP since May 2002. He has been an consultant for the National Football League since October 2000 and has been a consultant for the William Morris Agency since October 2001. In 2000, he retired as the Vice President of Marketing and Advertising for General Motors' North American operations.

      Mr. Painter has been a member of the Board of Directors of AVP from May 2002 to February 2005. He was a founder and former Chief Executive Officer of CarsDirect.com, an online car dealership, from October 1998 to November 1999. Prior thereto, Mr. Painter was a Vice President and Director of Marketing of 1-800-DENTIST, a dentist referral service, from 1995 to 1997 and Vice President of Marketing and Corporate Development of 1-800-CAR-SEARCH, a new and used vehicle location and pricing service, from 1992 to 1993.

      Management Plus Enterprise Inc. ("MPE") entered into an agreement with AVP in 2001 pursuant to which AVP engaged MPE to secure sponsorship agreements in return for a commission. The agreement remained in place through December 31, 2002 and MPE was projected to earn approximately $1.6 million in commissions through 2005 based on the sponsorships secured by MPE during the term of the agreement. In 2003, MPE assigned the agreement to MPE LLC, which AVP then acquired for a $1.4 million principal amount convertible promissory note, of which $250,000 was paid from the proceeds of the offering referred to in Item 3.02, and the remaining balance shall be paid one year from the offering closing date.

      Pursuant to the Merger Agreement, AVP entered into employment agreements with Messrs. Leonard Armato, AVP's CEO and Chairman; Bruce Binkow, Chief Marketing Officer and a director; and Andrew Reif, Chief Operating Officer and a director. Each holds the same offices with Registrant. Mr. Armato's, at-will employment agreement provides for an annual salary of $350,000; an annual bonus in the range of fifty percent (50%) of annual salary (based on certain to be determined milestones); health and disability insurance; a $1,000,000 term life insurance policy; and a monthly car allowance in the amount of $1,000.00. In the event that Mr. Armato's employment is terminated other than for good cause, he will receive a payment of one year's base salary. Messrs. Binkow's and Reif's employment agreements are of substantially the same form of Mr. Armato's ,except that the salaries are $250,000 and $240,000, respectively. In addition, Messrs. Armato, Reif, and Binkow will receive Registrant's five-year common stock purchase warrants to purchase a total of 10,779,230 shares of common stock in the aggregate, at an exercise price equal to the lesser of $0.31 per share or 110% of the market price of a share on the date of grant, and participate in a profit sharing pool equal to ten percent (10%) of the Company's EBITDA.

      AVP retained Scott Painter, a director of AVP, as a financial advisor regarding AVP's operations and fund-raising efforts. For his services, Mr. Painter will receive compensation equal to $150,000 in cash and 5,272,132 warrants as described in the previous paragraph.

      At the closing, AVP agreed to engage a business concern of which Mr. Wattenberg is a principal as a consultant for one year for a $240,000 annual fee. Mr. Wattenberg is a director of Registrant and he was the president of the Registrant until the merger closing.

      Arrangements pursuant to which some directors are elected are described in
Item 5.01.

      Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

      (a) See Item 3.03.

      (b) Registrant's fiscal year will change to a December 31 fiscal year upon filing an amendment to this Form 8-K, as described in Item 9.01, or an annual report on Form 10-KSB for the year ended December 31, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Acquired Businesses

            Financial statements of the acquired business are not filed herewith and will be filed by May 16, 2005, unless such financial statements are filed earlier pursuant to another report or filing.

      (b)   Pro Forma Financial Information

            Pro forma financial information is not filed herewith and will be filed by May 16, 2005, unless such financial information is filed earlier pursuant to another report or filing.

      (c)   Exhibits.

Exhibit
No.            Name of Exhibit
-------        ---------------

2.1 Agreement and Plan of Merger dated June 29, 2004, between Registrant and AVP (incorporated by reference from Exhibit 10.2 to Registrant's Annual Report on Form 10-KSB for year ended April 30,2004)

2.2 First Amendatory Agreement, dated February 28, 2005, to Agreement and Plan of Merger dated June 29, 2004, between Registrant and AVP

2.3 Agreement detailing Registrant's liabilities, dated February 28, 2005 between Registrant and AVP

3              Registrant certificate of incorporation, dated May 12, 1994;
               amendment thereto, dated March 22, 2001; certificate of designation dated February 25, 2005

4.1 Registration Rights Agreement, dated January 5, 2005, between Registrant and units investors

4.2            Form of units warrant

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2005              OTHNET, INC.

                                       By: /s/ Andrew Reif
                                          --------------------------------------
                                          Andrew Reif, Chief Operating Officer